                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Cooper Industries, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Diane K. Schumacher
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                                                     {LOGO}
March 18, 1994

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Shareholders' Meeting in Houston, Texas on Tuesday, April 26, 1994 at 11:00 a.m. The meeting will be held in the Austin Room, Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.

The attached notice and proxy statement describe the business to be conducted at the meeting, including the election of three directors. The Board of Directors has nominated Messrs. Clifford J. Grum, Sir Ralph H. Robins and A. Thomas Young.

The Board of Directors appreciates and encourages shareholder participation. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment now to sign, date and return your proxy in the envelope provided even if you actually can be present. We hope you will be able to attend the meeting.

Sincerely,

/s/ Robert Cizik

Robert Cizik
Chairman and Chief Executive Officer

                            COOPER INDUSTRIES, INC.
                                 P.O. BOX 4446
                              HOUSTON, TEXAS 77210
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME...............................   11:00 a.m. on Tuesday, April 26, 1994
PLACE..............................   Four Seasons Hotel, Austin Room, 1300 Lamar Street, Houston,
                                      Texas
ITEMS OF BUSINESS..................   1. To elect three directors to serve for terms of three years expiring at the annual meeting to be held in 1997.
                                      2. If presented at the meeting, to consider and act upon the following two shareholder proposals described in the
                                         accompanying Proxy Statement:
                                      (a) endorse the CERES Principles; and
                                      (b) institute a policy concerning the Company's environmental and human rights practices in Mexico.
                                      3. To act upon any other matters properly coming before the meeting or any adjournment thereof.
RECORD DATE........................   Holders of Common and $1.60 Convertible Exchangeable Preferred
                                      Stock of record at the close of business on March 8, 1994 are entitled to vote at the meeting.
ANNUAL REPORT......................   The annual report of the Company for the year 1993 was mailed previously to all shareholders.
IMPORTANT..........................   In order to avoid additional soliciting expense to the Company, please SIGN, DATE and MAIL your proxy PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.

                                      By order of the Board of Directors:

                                      /s/ Diane K. Schumacher

                                      Diane K. Schumacher
                                      Vice President, Administration and
                                      Corporate Secretary

Houston, Texas
March 18, 1994

                            COOPER INDUSTRIES, INC.
                                 MARCH 18, 1994

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 1994

                VOTING SECURITIES, PRINCIPAL HOLDERS AND PROXIES

     Only shareholders of record as of the close of business on March 8, 1994 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. On the Record Date, there were outstanding 115,912,510 shares of Common Stock and 33,182,454 shares of $1.60 Convertible Exchangeable Preferred Stock ("$1.60 Preferred Stock"), which constituted the only outstanding voting securities. Each share of Common Stock has one vote. Each share of $1.60 Preferred Stock has one-tenth vote.

     Shares may be voted at the meeting in person or by proxy. The accompanying proxy is solicited by the Board of Directors of Cooper Industries, Inc. (hereinafter referred to as "Company" or "Cooper"), and is intended to permit each shareholder as of the Record Date to vote. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted for the election of the three directors and against the shareholder proposals set forth in the attached Notice. If any other business is brought before the meeting, the proxies will be voted in accordance with the judgment of the persons voting the proxies. A shareholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

     Cooper has adopted a confidential voting policy which provides that shareholder votes at Company shareholder meetings are kept confidential by an independent inspector of election, who may be the transfer agent, except as may be necessary to meet applicable legal requirements or to respond to written comments on proxy cards. Each proxy solicited by the Board which identifies the vote of a specific shareholder will be treated in accordance with this policy unless the shareholder elects not to have such vote kept confidential. In the event of a contested solicitation, if the Company and the opposing party can agree in writing on mutually acceptable confidentiality procedures which would apply to each party's solicitation, the Company agrees to be bound by the confidentiality procedures set forth in such agreement. If the parties do not agree on mutually acceptable confidentiality procedures, the Company's policy on confidential voting shall not apply to the solicitation.

     The Company's confidential voting policy shall not operate to impair free and voluntary communication between Cooper and its shareholders, including disclosure by shareholders of the nature of their votes.

     In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson & Company Inc. has been engaged to solicit proxies at a fee of $16,000 plus out-of-pocket costs and expenses. Expenses of solicitation will be borne by the Company.

     The accompanying proxy card includes all shares of Common Stock and $1.60 Preferred Stock held of record on March 8, 1994.

     If you are a participant in the Cooper Dividend Reinvestment and Stock Purchase Plan ("DRP"), shares of Cooper stock held in your DRP account are included on and may be voted through the proxy card accompanying this mailing. The DRP administrator, as the shareholder of record, may only vote the DRP shares for which it has received directions to vote from the DRP participants.

     For Cooper Employees: If you are a participant in the Cooper Savings Plans and/or Stock Ownership Plan ("CO-SAV") or the Cameron Iron Works USA, Inc. Savings-Investment Plan for Hourly Employees ("Cameron Plan"), the accompanying proxy card will include the number of equivalent shares credited to your account by

Citibank, N.A., as Trustee for CO-SAV and the Cameron Plan ("Trustee"). When your proxy card is returned properly signed, it will serve as direction to the Trustee to vote the shares held in CO-SAV or in the Cameron Plan for your account in accordance with your directions. If you return a proxy card properly signed, but do not indicate your voting preferences, the shares represented by your proxy card will be voted For the election of all nominees for director named in the Notice and Against the two shareholder proposals. Your properly signed proxy card also will serve as a direction to the Trustee to vote all of the uninstructed shares of Common Stock and $1.60 Preferred Stock credited to other participants' accounts and, for CO-SAV, shares of Common Stock not yet allocated to participants' accounts, in the same manner as you have indicated. If no directions are received on the Common Stock or if shares of Common Stock are not yet allocated to participants' accounts, the Trustee will vote such shares of Common Stock in the same proportion (for/against) as the shares of Common Stock for which instructions are received from CO-SAV participants. The Trustee will vote shares of $1.60 Preferred Stock for which instructions are not received in the same manner and in the same proportion as the shares of $1.60 Preferred Stock for which instructions are received from other CO-SAV participants for uninstructed shares in CO-SAV and from other Cameron Plan participants for uninstructed shares in the Cameron Plan. If you fail to return a proxy card properly signed, the equivalent shares of Common Stock and $1.60 Preferred Stock credited to your account will then be voted by the Trustee in the same proportion as the shares for which instructions were received from other CO-SAV participants or Cameron Plan participants, as appropriate.

     The Company knows of no person who was the beneficial owner as of the Record Date of more than five percent (5%) of the outstanding shares of any class of stock, other than the following which have filed statements of ownership on Schedule 13G with the Securities and Exchange Commission:

                                                                             AMOUNT
                                                                               AND
                                                                            NATURE OF     PERCENT
                                          NAME AND ADDRESS OF               BENEFICIAL      OF
      TITLE OF CLASS                       BENEFICIAL OWNER                 OWNERSHIP      CLASS
      --------------                      -------------------               ----------    -------
$1.60 Preferred Stock.....   Fayez Sarofim & Co.                            4,610,258(1)  13.9%(1)
                             (independent investment advisor)
                             Fayez S. Sarofim
                               (President, director and principal
                               shareholder of Fayez Sarofim & Co.)
                               Two Houston Center
                               Suite 2907
                               Houston, Texas 77002
$1.60 Preferred Stock.....   Delaware Management Company, Inc.              4,302,975     13.0%(2)
                               (independent investment advisor)
                               1818 Market Street
                               Philadelphia, Pennsylvania 19103

     In addition, Citibank, N.A., as Trustee of CO-SAV and the Cameron Plan, holds of record 8,272,857 shares of Cooper Common Stock, which is 7.1% of the outstanding shares of Common Stock, and 249,773 shares of $1.60 Preferred Stock (0.75%). The CO-SAV and Cameron Plan participants have voting rights with respect to all such shares.
- ---------------

(1) Includes 4,256,524 shares held in accounts managed by Fayez Sarofim & Co. ("Sarofim") and 225,000 shares owned directly by Sarofim for its own account, and 128,734 shares held in accounts managed by Sarofim Trust Co. (the "Trust"), a wholly-owned subsidiary of Sarofim or owned by the Trust for its own account. Sarofim has investment discretion with respect to all such shares, and in some cases, shares voting power with the Trust, various trustees, clients or others. Because Mr. Sarofim is the controlling person of Sarofim, he may be deemed to be a beneficial owner of all such shares for purposes of Rule 13d-3, as well as 3,000 shares held in trusts with respect to which Mr. Sarofim is a trustee and 1,250 shares owned beneficially by his spouse and children.

(2) The reported shares are held in various institutional accounts for which Delaware Management Company, Inc. provides investment advisory service and has investment discretion.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Alan E. Riedel, Vice Chairman since 1992 and a director since 1981, has elected early retirement as of March 31, 1994 and, in accordance with Board policy, will thus retire from the Board of Directors prior to the Annual Meeting of Shareholders. Effective with his retirement, the authorized number of directors has been reduced to ten, divided into three classes, one having four members and two classes having three members each. Each class is elected for a term of three years, so that the term of one class of directors expires at every annual meeting.

NOMINEES

     The Board of Directors has nominated three persons for election as directors in the class whose term will expire in April 1997, or when their successors are elected and qualified. The nominees are: Clifford J. Grum, Sir Ralph H. Robins and A. Thomas Young, all of whom are directors and members of the class whose term expires at the meeting. The affirmative vote of the holders of at least a majority of a quorum is required in order to elect each director. Under the Code of Regulations of the Company, a quorum is constituted by the presence, in person or by proxy, of a majority of the voting power of the Company. Abstentions will be counted for purposes of determining whether a quorum is present and will be counted as voting. Broker nonvotes are not counted for purposes of voting.

     If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may nominate. Set forth on the following four pages are the names of and certain information with respect to the persons nominated as directors and the current directors of the Company.

                      NOMINEES FOR TERMS EXPIRING IN 1997

                          -------------------
- -----------------------                       Received a B.A. degree from Austin College and an
CLIFFORD J. GRUM                              M.B.A. from University of Pennsylvania, Wharton School
                                              of Finance. Joined Temple Industries, Inc. in 1968 as
Chairman and Chief                            Vice President, Finance. After a merger with Time Inc.
  Executive Officer,                          in 1973, held various positions with Time Inc.,
Temple-Inland Inc.            {PHOTO}         including Treasurer, publisher of Fortune magazine and
                                              Executive Vice President. Elected a director of Time
Chairman - Finance                            Inc. in 1980 and, after a spin-off of Temple-Inland
Committee                                     (container and containerboard, pulp and paperboard,
                                              building products and financial services) by Time Inc.
Member - Executive                            in 1983, became President and Chief Executive Officer
Committee, Audit          and a director of Temple-Inland. In 1991, became Chairman of the Board and
Committee and Committee   Chief Executive Officer of Temple-Inland.
on Nominations and
Corporate Governance      Director: Temple-Inland Inc. and Premark International, Inc.

Director since 1982       Director, Texas Chamber of Commerce. Trustee: Austin College, Sherman,
Age 59                    Texas; Lufkin Industrial Foundation; and Memorial Medical Center of East
                          Texas.
                          -------------------
- -----------------------                        Received a B.S. degree from Imperial College, London
SIR RALPH H. ROBINS                           and is a Chartered Engineer. Joined Rolls-Royce
                                              (aerospace engines and industrial power equipment) in
Chairman, Rolls-Royce                         1955 as a Graduate Apprentice and held various
  plc                          {PHOTO}        positions with the Aero Engine Division before being
                                              named Executive Vice President of Rolls-Royce Aero
Member - Audit                                Engines Inc. in 1972 and then Managing Director of the
Committee and Finance                         Rolls-Royce Industrial and Marine Division in 1973.
Committee                                     Elected to the Board of Rolls-Royce plc in 1982 as
                                              Commercial Director, then appointed Managing Director
Director Since 1991                           in 1984. Became Deputy Chairman in 1989, Chief
Age 61                    Executive in 1991 and Chairman in October 1992.

                          Director: Rolls-Royce plc; ASW Holdings PLC; Marks & Spencer plc; Schroders
                          plc; and Standard Chartered PLC.

                          Chairman, Defence Industries Council. Member, Institution of Mechanical
                          Engineers. Fellow: Royal Aeronautical Society and the Royal Academy of
                          Engineering.
                          -------------------
- -----------------------                        Received Bachelor of Aeronautical Engineering and
A. THOMAS YOUNG                               Mechanical Engineering degrees from University of
                                              Virginia and a Master of Management degree from
President and Chief                           Massachusetts Institute of Technology. Had a 21-year
  Operating Officer,          {PHOTO}         career with NASA before joining Martin Marietta
Martin Marietta                               Corporation (aerospace, electronic and defense products
Corporation                                   and services) in 1982 as Vice President of Aerospace
                                              Research and Engineering. Named Senior Vice President
Member - Audit                                and President of Martin Marietta Electronics & Missiles
Committee and Finance                         Group in 1987. Served as Executive Vice President in
Committee                 1989 until appointment as President and Chief Operating Officer in 1990.

Director since 1990       Director: Martin Marietta Corporation and The Dial Corp.
Age 55
                          Chairman, Business Committee for the Arts. Director: American Defense
                          Preparedness Association; Council for Excellence in Government; NASA Alumni
                          League; and Virginia Engineering Foundation, University of Virginia.
                          Fellow: American Institute of Aeronautics & Astronautics and American
                          Astronautical Society. Member: Aerospace Industries Association; Defense
                          Industry Initiative on Business Ethics & Conduct; National Academy of
                          Engineering; Navy League of the United States; National Space Club; and
                          Industrial Advisory Committee, University of Virginia. Advisory Board,
                          National Technology Transfer Center.

                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1995

                          -------------------
- -----------------------                        Graduated with honors from the University of
ROBERT CIZIK                                  Connecticut. Received an M.B.A. degree with High
Chairman and Chief                            Distinction from the Harvard Graduate School of
  Executive Officer                           Business Administration, where he was also a Baker
                              {PHOTO}         Scholar. Awarded an Honorary LL.D from Kenyon College.
Chairman - Executive                          Joined Cooper in 1961 and served in various financial,
Committee                                     planning and management positions. Named President and
                                              Chief Operating Officer in 1973, then elected Chief
Director since 1971                           Executive Officer in 1975. Elected Chairman of the
Age 62                                        Board in April 1983.

                          Director: Air Products and Chemicals Company; Harris Corporation; Panhandle
                          Eastern Corporation; and Temple-Inland Inc.

                          Chairman of Executive Committee, National Association of Manufacturers.
                          Chairman, United Way of the Texas Gulf Coast, 1994-95 Campaign. Vice
                          Chairman of Board of Trustees, Committee for Economic Development.
                          Director: Associates of Harvard Business School; Fund for Large Enterprises
                          in Russia; Greater Houston Partnership; National Business Committee for the
                          Arts; Texas Business and Education Coalition; and Texans for Judicial
                          Election Reform. Member: Policy Committee of The Business Roundtable and
                          National Advisory Council of the Texas Heart Institute.
                          -------------------
- -----------------------                        Received a B.S. degree in business administration, an
HAROLD S. HOOK                                M.A. in accounting and a Doctor of Laws from University
                                              of Missouri, and a Doctor of Laws from Westminster
Chairman and Chief                            College. Also a graduate of Southern Methodist
  Executive Officer,          {PHOTO}         University, Institute of Insurance Marketing. Joined
American General                              American General Corporation (insurance) in 1970 as
Corporation                                   President and Chief Executive Officer of
                                              California-Western States Life Insurance Co. Elected a
Member - Finance                              director in 1972 and then named President of American
Committee, Management                         General in 1975. Elected Chairman and Chief Executive
Development               Officer in 1978.
and Compensation
Committee and Executive   Director: American General Corporation; Chemical Banking Corporation;
Committee                 Chemical Bank; Panhandle Eastern Corporation; Sprint Corporation; Texas
                          Commerce Bancshares, Inc.; and Texas Commerce Bank National Association.
Director since 1986
Age 62                    Vice Chairman and a member of Council of Overseers, Rice University (Jesse
                          Jones Graduate School). National Executive Board, Boy Scouts of America and
                          Advisory Board, Boy Scouts of America, Sam Houston Area Council. Director:
                          Greater Houston Partnership, Inc; Society for the Performing Arts; Texas
                          Association of Taxpayers, Inc.; Texas Medical Center; and Texas Research
                          League. Board of Trustees, Baylor College of Medicine.

                          -------------------
- -----------------------                        Received an A.A. degree from City College of San
FRANK A. OLSON                                Francisco. Joined The Hertz Corporation (rental cars
                                              and trucks) in 1964 and held various positions until
Chairman, Chief                               1973 when named Executive Vice President and 1974 when
  Executive and Chief          {PHOTO}        elected to the Board of Directors. Named President and
Operating Officer, The                        Chief Executive Officer of The Hertz Corporation in
Hertz Corporation                             1977 and Chairman in 1980. Also in 1980, was elected a
                                              Group Executive President of RCA Corporation, then
Member - Finance                              parent company of Hertz. In 1985, after Hertz was sold
Committee and                                 to UAL, Inc., became a director of UAL, Inc., which
Management Development    became Allegis Corporation. In June 1987, was elected Chairman and Chief
and Compensation          Executive Officer of Allegis Corporation and President and Chief Executive
Committee                 Officer of United Airlines, a position he held until December 1987 after which he continued as Chairman, Chief Executive Officer and Chief Operating
Director since 1989       Officer of The Hertz Corporation.
Age 61
                          Director: The Hertz Corporation; Becton, Dickinson & Company; UAL
                          Corporation; and The Commonwealth Edison Company.

                          Director: National Multiple Sclerosis Society and The Swedish-American
                          Chamber of Commerce, Inc. Trustee, National Committee Against Drunk
                          Driving. Member, Advisory Board of Religion in American Life. Board of
                          Visitors: Berry College and Duke University Fuqua School of Business.
                          -------------------
- -----------------------                        Received B.A. and M.A. degrees in history from Ohio
JOHN D. ONG                                   State University. Received an LL.B. degree from Harvard
                                              Law School. Joined The BFGoodrich Company (chemicals
Chairman and Chief                            and aerospace products) in 1961 and held various
  Executive Officer,           {PHOTO}        positions in the international division. Elected a
The BFGoodrich Company                        Group Vice President in 1972 and then Executive Vice
                                              President and a director in 1973. Elected Vice Chairman
Chairman - Management                         of the Board in 1974 and President in 1975. Named
Development and                               Chairman and Chief Executive Officer in 1979.
Compensation Committee
and Committee on          Director: The BFGoodrich Company; Ameritech Corporation; ASARCO, Inc.; The
Nominations and           Geon Company; and The Kroger Company.
Corporate Governance
                          Director, National Alliance of Business. Chairman, The Business Roundtable.
Director since 1975       Trustee, University of Chicago. Member: The Business Council and The
Age 60                    Conference Board.


                  PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 1996

                          -------------------
- -----------------------                        Received a B.S. degree in electrical engineering from
WARREN L. BATTS                               Georgia Institute of Technology and an M.B.A. from
                                              Harvard Business School. Joined Dart Industries in 1980
Chairman and Chief                            and was President in 1980 when Dart Industries merged
  Executive Officer,           {PHOTO}        with Kraft, Inc. Became President of Dart & Kraft, Inc.
Premark International,                        in 1981 and Chief Operating Officer in 1983; served in
Inc.                                          these positions until October 1986, when Premark
                                              International, Inc. (food containers, commercial food
Chairman - Audit                              equipment, housewares and decorative laminates) was
Committee                                     created by Dart & Kraft, Inc. Has been Chairman and
                          Chief Executive Officer and a director of Premark since 1986.
Member - Management
Development and           Director: Premark International, Inc.; Allstate Corporation; Sears, Roebuck
Compensation Committee    and Co.; and Sprint Corporation.
and Committee on
Nominations and           Director, Children's Memorial Hospital. Trustee, Northwestern University.
Corporate Governance

Director since 1986
Age 61
                          -------------------
- -----------------------                        Graduate of Ecole Des Hautes Etudes Commerciales in
CONSTANTINE S.                                Paris, France. Received a Juris Doctor degree and a
NICANDROS                                     doctorate in economics from the University of Paris Law
                                              School and an M.B.A. from Harvard Graduate School of
President and Chief           {PHOTO}         Business Administration. Joined Conoco (petroleum
  Executive Officer,                          products) in 1957 and held various positions in many
Conoco Inc.                                   areas of the company. Named Executive Vice President
                                              for Worldwide Supply and Transportation in 1975 and
Vice Chairman, E.I. du                        Group Executive Vice President, Petroleum Products in
Pont de Nemours and                           1978. Named President, Petroleum Operations in 1983 and
Company                   elected President and Chief Executive Officer in March 1987. Named Vice
                          Chairman of E.I. du Pont de Nemours and Company (chemical, specialty
Member - Audit            products and energy) in 1991.
Committee, Management
Development and           Director: Conoco Inc.; E.I. du Pont de Nemours and Company; Consol Inc.;
Compensation Committee    and Texas Commerce Bancshares, Inc.
and Executive Committee
                          Director: American Petroleum Institute; Texas Research League; The Greater
Director since 1990       Houston Partnership; and Houston Symphony. Chairman and a Trustee, Houston
Age 60                    Grand Opera. Trustee: Baylor College of Medicine; Houston Ballet
                          Foundation; and Houston Museum of Fine Arts. Member: Board of Governors of
                          The Forum Club of Houston; International Institute for Strategic Studies;
                          and National Petroleum Council.
                          -------------------
- -----------------------                        Received a B.S. degree in industrial engineering from
H. JOHN RILEY, JR.                            Syracuse University. Also a graduate of the Harvard
                                              Advanced Management Program. Joined Crouse-Hinds
President and Chief                           Company in 1962 and held various manufacturing
  Operating Officer                           positions before appointment as Corporate Vice
                               {PHOTO}        President in 1979. In 1982, after Cooper acquired
Director since                                Crouse-Hinds Company, became Executive Vice President,
September 1992                                Operations for Cooper. Named President and Chief
Age 53                                        Operating Officer in September 1992.

                                               Director and Vice Chairman, Junior Achievement of
                                              Southeast Texas. Director: Central Houston, Inc.;
                          Harvard Business School Club of Houston; and Houston Symphony. Governor,
                          National Electrical Manufacturers' Association. Member, Corporate Advisory
                          Council of Syracuse University School of Management.

                 INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
                           OF THE BOARD OF DIRECTORS

EXECUTIVE OFFICERS

     The following sets forth certain information with respect to Cooper's present executive officers. All executive officers are elected to terms which expire at the organizational meeting of the Board of Directors, which follows the Annual Meeting of Shareholders.

                                                                                           YEARS
                                                                                             OF   OFFICER
          NAME                                     POSITION                         AGE   SERVICE  SINCE
          ----                                     --------                         ---    ------ -------
Robert Cizik.............   Chairman and Chief Executive Officer                     62      32     1963
Alan E. Riedel...........   Vice Chairman                                            63      34     1963
H. John Riley, Jr........   President and Chief Operating Officer                    53      31     1982
Dewain K. Cross..........   Senior Vice President, Finance                           56      27     1969
Ralph E. Jackson, Jr.....   Executive Vice President, Operations                     52      18     1992
Carl J. Plesnicher, Jr...   Senior Vice President, Human Resources                   56      26     1979
Michael J. Sebastian.....   Executive Vice President, Operations                     63      15     1980
Nishan Teshoian..........   Executive Vice President, Operations                     52      16     1993
Thomas W. Campbell.......   Vice President, Public Affairs                           63      12     1981
James A. Chokey..........   Vice President and General Counsel                       50       2     1991
Walter F. DuPont.........   Vice President, Information Services                     60      19     1991
Alan J. Hill.............   Vice President and Treasurer                             49      16     1979
D. Bradley McWilliams....   Vice President, Taxes and Real Estate                    52      22     1982
Diane K. Schumacher......   Vice President, Administration and Corporate Secretary   40      14     1988
Donald R. Sheley, Jr.....   Vice President and Controller                            51      13     1986
Robert W. Teets..........   Vice President, Environmental Affairs and Risk           43      16     1993
                            Management
David A. White, Jr.......   Vice President, Corporate Planning and Development       52      22     1988

     All of the above executive officers have been employed by Cooper in management positions for more than five years, except James A. Chokey, who was Vice President, General Counsel and Secretary of A.O. Smith Corporation (a manufacturer of automobile structural components, electrical motors, residential and commercial waterheaters and fiberglass pipe and fittings) from 1988 through October 1991.

SECURITY OWNERSHIP OF MANAGEMENT

     As of the Record Date, each director and executive officer named in the Summary Compensation Table owned the number of shares of Common Stock of the Company set forth in the following Table. None of the persons listed owned any shares of $1.60 Preferred Stock. Each of the named individuals and all directors and executive officers as a group, beneficially owned less than one percent of the Company's outstanding Common Stock.

                                                                                      SHARES
                                                                                      WHICH
                                                                                      MAY BE
                                                                                     ACQUIRED
                                                                                      WITHIN
                                                                  SHARES OWNED       60 DAYS
                                                                  DIRECTLY            OF THE
                                NAME OF                             AND               RECORD
                            BENEFICIAL OWNER                      INDIRECTLY           DATE
                            ---------------                       ----------          --------
        Robert Cizik............................................   257,495                -0-
        Warren L. Batts.........................................     2,000             10,000
        Clifford J. Grum........................................     6,000              8,000
        Harold S. Hook..........................................     8,000                -0-
        Constantine S. Nicandros................................     2,500                -0-
        Frank A. Olson..........................................     1,000              8,000
        John D. Ong.............................................     1,200              4,000
        Alan E. Riedel..........................................    78,728                -0-
        H. John Riley, Jr.......................................    79,144                -0-
        Sir Ralph H. Robins.....................................       208                -0-
        A. Thomas Young.........................................       200              2,000
        Michael J. Sebastian....................................    74,368                -0-
        Dewain K. Cross.........................................    69,834                -0-
        All Directors and Executive Officers as a Group.........   714,553            104,495

REPORTING OF SECURITIES TRANSACTIONS

     The Company's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Cooper stock with the Securities and Exchange Commission and the New York Stock Exchange. In 1993 two reports were filed late by Frank A. Olson for two transactions completed on behalf of Mr. Olson by his investment advisor in an uninstructed discretionary investment account. The reports were filed as soon as Mr. Olson had knowledge of the transactions.

MEETINGS OF THE COOPER BOARD AND ITS COMMITTEES

     The Board of Directors of Cooper met on five occasions during 1993. All the directors attended seventy-five percent or more of the meetings of the Board and the committees of the Board on which they served, except Mr. Olson.

     Cooper has five committees composed of directors:

  Audit Committee

     The Audit Committee in 1993 consisted of five nonemployee directors: Warren
L. Batts, Chairman, Clifford J. Grum, Constantine S. Nicandros, Sir Ralph H. Robins and A. Thomas Young. Three Committee meetings were held during the year. Activities of the Committee included conferring with management and the independent auditors regarding the 1992 financial statements; reviewing and approving fees paid to the independent auditors; reviewing the scope of the 1993 audit by the independent auditors; and making a recommendation acted on by the Board of Directors to appoint Ernst & Young as the Company's independent auditors for 1993. During 1993, the Committee also reviewed the following matters: the 1993 internal audit program; officers' travel and entertainment expenses; the financial organization key personnel; compliance with the Company's conflicts of interest policies; the effectiveness of the Company's internal controls; the status of tax audits; the scope of the 1994 internal audit program; and the Company's litigation and environmental matters and risk management program.

  Executive Committee

     The Executive Committee in 1993 consisted of two employee directors, Robert Cizik, Chairman, and Alan E. Riedel, and three nonemployee directors, Clifford
J. Grum, Harold S. Hook and Constantine S. Nicandros. Under the Code of Regulations of the Company, the Executive Committee has, during the intervals between the meetings of the directors, all of the powers of the directors in the management and control of the business and property of the Company. The Executive Committee did not meet during 1993.

  Finance Committee

     The Finance Committee in 1993 consisted of five nonemployee directors:
Clifford J. Grum, Chairman, Harold S. Hook, Frank A. Olson, Sir Ralph H. Robins and A. Thomas Young. Three Committee meetings were held during the year. The activities of the Committee included reviewing pension plan assets management and the Company's capital structure and debt composition; and making recommendations to the Board regarding dividends and the redemption of the Company's 7 7/8% Notes due 1997.

  Management Development and Compensation Committee

     The Management Development and Compensation Committee in 1993 consisted of five nonemployee directors: John D. Ong, Chairman, Warren L. Batts, Harold S. Hook, Constantine S. Nicandros and Frank A. Olson. Two meetings of the Committee were held in 1993. Actions of the Committee included determination of performance targets and awards for the Annual Management Incentive Plan; consideration of 1993 stock option grants; selection of officers and salary action for officers; distributions under the 1990-1993 cycle of the Executive Restricted Stock Incentive Plan; distributions under the Deferred Compensation Plan; oversight of administration of the Company's pension plans; establishment of 1994 Salary Policy and 1994 Annual Incentive Plan targets; determination of the eligibility list for 1994 for the Management Incentive Compensation Deferral Plan; and review of the Company's Management Development and Planning activities.

  Committee on Nominations and Corporate Governance

     The Committee on Nominations and Corporate Governance consists of three nonemployee directors: John D. Ong, Chairman, Warren L. Batts and Clifford J. Grum. One meeting of the Committee was held in 1993. Matters reviewed and considered by the Committee included general matters of corporate governance; frequency and adequacy of Board meetings; quality and timeliness of information provided by management to the Board; performance of directors; committee structure; election of members of the Board to committees; and nominations for election or appointment of directors.

                       EXECUTIVE MANAGEMENT COMPENSATION

     Table 1 presents information concerning compensation paid to, or accrued for services by, the Chief Executive Officer and the four most highly compensated executive officers of Cooper during fiscal years 1991, 1992 and 1993.

     Table 2 compares the total shareholder return on the Company's Common Stock for the five-year period December 31, 1988 through December 31, 1993 to the total returns for the same period of (a) the Standard & Poor's 500 Stock Index;
(b) the Standard & Poor's Electrical Equipment Group; and (c) the Standard & Poor's Diversified Machinery Group. The Company chose the two industry indices for comparison since Cooper's product offerings are so diverse. Standard & Poor's assigns Cooper to its Diversified Machinery Group, while many analysts compare Cooper to other electrical equipment manufacturers since this is a significant part of Cooper's business. Management believes that a comparison to two different indices is appropriate.

                                    TABLE 1

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                        ----------------------
                                            ANNUAL COMPENSATION(1)      AWARDS(2)     PAYOUTS
                                          --------------------------    ---------    ---------
                  (a)                     (b)       (c)        (d)         (f)          (h)           (i)
                                                                        RESTRICTED
                                                                          STOCK        LTIP        ALL OTHER
               NAME AND                           SALARY      BONUS     AWARD(S)      PAYOUTS     COMPENSATION
          PRINCIPAL POSITION              YEAR      ($)        ($)       ($)(3)       ($)(4)         ($)(5)
          ------------------              ----    -------    -------    ---------    ---------    ------------
Cizik, R. -- Chairman & Chief             1993    835,000    400,000            0            0       37,575
  Executive Officer....................   1992    798,750          0    1,332,800            0       52,500
                                          1991    750,000    300,000            0    4,077,492       60,750

Riedel, A. E. -- Vice Chairman.........   1993    470,000    160,000            0            0       21,150
                                          1992    440,000          0      599,200            0       26,550
                                          1991    406,250    150,000            0    1,912,452       31,331

Riley Jr., H. J. -- President &           1993    435,000    225,000            0            0       19,575
  Chief Operating Officer..............   1992    343,333          0      425,600            0       20,625
                                          1991    317,500    115,000            0    1,551,162       24,637

Sebastian, M. J. -- Executive             1993    357,500    125,000            0            0       17,065
  Vice President, Operations...........   1992    335,000          0      386,400            0       20,817
                                          1991    308,750    110,000            0    1,262,940       23,119

Cross, D. K. -- Senior Vice               1993    308,000    115,000            0            0       15,136
  President, Finance...................   1992    295,500          0      308,000            0       17,797
                                          1991    283,000    100,000            0    1,118,604       20,610

- ---------------

(1) Column (e) "Other Annual Compensation" has been omitted since there are no amounts to report. The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive.

(2) Column (g) "Options/SARs" has been omitted since no options or SARs were awarded to the named executives during the years shown.

(3) The figures in this column reflect the fair market value on the date of grant of awards of restricted stock that are subject to forfeiture in the event that the executive does not remain employed by the Company for a period of four-years. The awards shown for 1992 are valued at $56.00 a share, which was the fair market value on the grant date, February 18, 1992. The forfeiture restrictions lapse on December 31, 1995.

     The forfeiture period for restricted stock awarded in 1990 lapsed on December 31, 1993 and the following shares were issued: Mr. Cizik -- 27,500 shares; Mr. Riedel -- 11,900 shares; Mr. Riley -- 10,100 shares; Mr. Sebastian -- 8,600 shares; and Mr. Cross -- 7,700 shares.

     The following chart shows the total number of shares of restricted stock and performance-based restricted stock awards held as of December 31, 1993 and the value of such shares as of the end of 1993:

                                       (a)               (b)              (c)               (d)
                                                        MARKET
                                                         VALUE           SHARES
                                                          OF               OF              MARKET
                                     SHARES           RESTRICTED    PERFORMANCE-BASED      VALUE
                                       OF               STOCK          RESTRICTED          OF LTIP
                                   RESTRICTED           AS OF            STOCK              AS OF
                                      STOCK           12/31/93          ("LTIP")          12/31/93
                                   ----------         ----------         -------          ---------
        Cizik....................... 23,800           $1,172,150          71,400          $3,516,450
        Riedel...................... 10,700           $  526,975          32,100          $1,580,925
        Riley......................   7,600           $  374,300          22,800          $1,122,900
        Sebastian..................   6,900           $  339,825          20,700          $1,019,475
        Cross......................   5,500           $  270,875          16,500          $  812,625

     All of the shares of restricted stock [column (a)] are subject to forfeiture in the event that the named executive does not remain employed until December 31, 1995, which is a period of four years from the beginning of the performance period, unless the employee sooner retires at age 65 in accordance with corporate policy. Dividends are paid on the shares of restricted stock at the dividend rate payable on all outstanding shares of Company Common Stock.

     The shares shown in column (c) are the maximum number of performance-based restricted stock that may be earned. Payout of the shares is tied to achieving performance targets that are expressed as a compound growth rate in earnings per share over a specified target during the four-year period from January 1, 1992 through December 31, 1995. Given that the performance targets for the first two years of the performance cycle have not been met, it is unlikely that the maximum number of shares as shown in column (c) will be earned.

     All of the awards granted to Mr. Riedel will be forfeited upon his voluntary early retirement on March 31, 1994.

 (4) The figures in this column for the year 1991 reflect the value of the performance-based shares awarded in 1988 that were earned over a four-year period 1988-1991 for achieving a compound annual growth rate in earnings per share of 16.75%.

     No shares of performance-based restricted stock were earned for the four-year performance period ending December 31, 1993.

 (5) This column reflects the Company's contributions to the Cooper Industries, Inc. Employees' Savings and Stock Ownership Plan and to the Cooper Industries, Inc. Supplemental Excess Defined Contribution Plan.

                                    TABLE 2

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL

                              SHAREHOLDER RETURNS

                                   [GRAPH]


                                                                         S&P              S&P
      MEASUREMENT PERIOD                                              ELECTRICAL      DIVERSIFIED
    (FISCAL YEAR COVERED)               COOPER         S&P 500*       EQUIPMENT        MACHINERY*
1988                                    100.00          100.00          100.00          100.00
1989                                    152.67          131.59          140.87          118.99
1990                                    161.30          127.49          129.53          102.64
1991                                    229.47          166.17          171.67          122.03
1992                                    194.63          178.81          187.96          124.52
1993                                    207.81          196.75          226.73          184.35

      * Includes Cooper

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION
COMMITTEE ON EXECUTIVE COMPENSATION

     It is the policy of the Management Development and Compensation Committee ("Committee") to compensate executive officers based on their responsibilities, achievement of annual established goals and the Company's annual and longer-term performance. The compensation of the Chief Executive Officer and the other senior executive officers consists of a base salary, an annual bonus opportunity and long-term, performance-based restricted stock awards.

BASE SALARY

     A base salary range is established for each executive officer using the Hay Job Evaluation System, which uses a comparative assessment of know-how, problem-solving and accountability factors in the job rating process. The competitiveness of the base salary is also considered since the Committee believes it is critical to attract and retain the best qualified executives. The Committee uses the annual Hay Survey of Compensation Practices to establish the ranges of executives' salaries. In 1993, the Hay Survey of Compensation Practices included 736 industrial companies, which is a broader universe than the companies included in the S&P Electrical Equipment Index and the S&P Diversified Machinery Index appearing in the performance graph. The Committee believes that the broader group of companies provides a more appropriate basis for establishing salary levels since it minimizes the distortion of results that occurs when using a small sample group.

     The Committee's policy is to establish a salary range for each particular job position, to set the midpoint of the range between the 50th and the 75th percentile of the Hay Survey, and to pay compensation within the established range, depending on individual performance. The Committee verifies the Hay data through use of a separate compensation study, known as Project 777, which is compiled by Management Compensation Services. This data bank includes 342 companies, 60 percent of which are in the Fortune 500. During 1993, the actual base salaries for the named executive officers were slightly above the 50th percentile of the Hay Survey.

ANNUAL INCENTIVE COMPENSATION

     An annual cash bonus opportunity, which is awarded at the discretion of the Committee, is designed to tie annual incentive compensation to overall corporate and individual performance. The awarding of the bonus is based on performance goals established by the Committee in February of the bonus year. A bonus pool is established by the Committee based upon an increase in earnings per share over the prior year. The individual bonus amount awarded, if any, is tied to the individual's job performance during the year as well as to increase in share earnings.

     In February 1993 the Committee established three levels of targets (Good, Commendable and Outstanding) for the payout of bonuses for the year ended December 31, 1993. Each target level was based on an increase in earnings per share in 1993 over the prior year. In February 1994, the Committee determined that the performance target at the "Good" level was achieved. The amounts paid to each named executive officer were determined by the Committee after an assessment of each executive's individual performance and contribution to the Company during 1993. In addition, the Committee considered several extraordinary events that occurred during 1993, including the successful completion of the initial public offering of Belden Inc. stock, the negotiation of the sale of Cameron Forged Products Division, and the spin-off of Gardner-Denver Industrial Machinery Division.

LONG-TERM INCENTIVES

     It is the policy of the Committee to provide incentives to executive officers that are tied to the long-term performance of the Company. For this purpose, the Committee has, since 1978, biennially granted share awards to the named executive officers pursuant to the Executive Restricted Stock Incentive Plan, which was approved by the shareholders. Initial share awards are granted, subject to forfeiture if the named executive does not remain employed by the Company for a period of four years from January 1 in the year the award is granted, unless the Executive sooner retires at age 65 in accordance with corporate policy. For each award, the Committee establishes a four-year performance cycle and a range of additional awards may be earned based on achievement of the performance goals. Performance goals are based on compound annual increases in earnings over a specified target. The Committee determines the number of shares awarded to each individual based on actual compensation, assumptions relating to stock price and earnings growth, a review of compensation for executive officers of similar companies, and recommendations and advice from Frederic Cook & Co., a compensation consulting firm. The Committee generally establishes the value of the grant at the median compensation level of large industrial companies. Since awards are granted every two years, no restricted stock awards were granted in 1993. The Committee also determined that the minimum performance target established in 1990 for the four-year performance period ending on December 31, 1993 was not met, and therefore, awards of performance-based restricted stock to the named executive officers would not be paid.

     No stock options were granted in 1993 to the named executive officers or to executive officers who received an award of restricted stock in 1992. However, other executive officers as well as 984 other middle and upper level Company employees received stock options in 1993. These options were granted pursuant to the Company's 1986 Stock Option Plan, which was approved by the shareholders. The Committee believes that both the restricted stock awards and the stock option program tie the individual's compensation to the Company's performance and directly link the employees' personal interests to the interests of the Company and its shareholders.

COMPENSATION TO CEO

     During 1993, the Committee reviewed Mr. Cizik's base salary, which had been in effect since March 1992, and approved an increase of 9.8 percent in his base salary effective September 1, 1993. The decision was not based on any specific formula, but was made after evaluating Mr. Cizik's individual performance and his continuing contribution to the Company (including guiding the Company's long-term strategic direction through actions such as the initial public offering of Belden Wire & Cable, the acquisitions of several complementary product lines and of the Hawker Fusegear Group, the divestiture of Cameron Forge and the spin-off of Gardner-Denver Industrial Machinery), and the Company's financial performance (including factors such as revenues, earnings per share and total shareholder returns). The Committee also considered the compensation levels of chief executive officers of companies of comparable size and in similar businesses, using the surveys previously discussed. Through the restricted stock awards, a significant portion of the Chief Executive Officer's compensation is tied directly to corporate performance and return to shareholders.

SUMMARY

     The Committee continues to believe that the total executive compensation program appropriately links compensation to corporate and individual performance. In 1992 the Committee engaged a compensation consultant, Frederic
W. Cook & Co., to review the Company's overall executive compensation program. The study confirmed that the Company's total compensation levels were competitive with those companies included in the S&P Diversified Machinery Index and the S&P Electrical Equipment Index and the program appropriately focuses on performance and enhancing shareholder wealth.

     The Committee has reviewed the provisions of the Omnibus Budget Reconciliation Act of 1993 and the regulations issued under the Act that impose a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid to its five most highly compensated officers. The regulations provide certain transition rules that will preserve the deductibility for the Company of the restricted stock awards granted prior to 1993. The Committee intends to review the compensation program described in this Report during 1994 in view of the new tax rules, and to try to preserve the tax deductibility of all executive compensation while maintaining the Committee's policy of compensating executives based on their responsibilities, achievement of annual goals and the Company's annual and longer-term performance.

                                John D. Ong, Chairman
                     Warren L. Batts           Constantine S. Nicandros
                     Harold S. Hook            Frank A. Olson


PENSION BENEFITS

     The executives named in the Summary Compensation Table may upon retirement be entitled to retirement benefits from the Salaried Employees' Retirement Plan of Cooper Industries, Inc., ("Cooper Retirement Plan"), the Cooper Industries, Inc. Supplemental Excess Defined Benefit Plan ("Supplemental Plan") and the Crouse-Hinds Officers' Disability and Supplemental Pension Plan ("Crouse-Hinds Officers' Plan).

     Pursuant to the Cooper Retirement Plan, the Company credits to the individual's Plan account four percent of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation which exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a member of the Plan for services rendered while an employee. For the executives named in the Summary Compensation Table (Table 1), the total compensation is shown in columns (c) and (d) of the Summary Compensation Table. However, if an executive elects to defer any compensation, his total compensation under the Plan is reduced by the amount deferred. The Executive Stock Plan awards shown in columns (f) and (h) of Table 1 are not included for purposes of determining the credits under the Cooper Retirement Plan. This formula for determining benefit credits became effective on July 1, 1986.

     Benefits for service through June 30, 1986, were determined based on the retirement plan formula then in effect and converted to initial balances under the Cooper Retirement Plan. Both initial balances and credits for benefits after July 1, 1986 receive interest credits until the participant commences benefit payments. The Plan's interest credit rate for 1993 was 5.0% and will be 4.25% for 1994. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment.

     The Cooper Retirement Plan "grandfathers" prior plan benefits for participants (including some of the executives named in the Summary Compensation Table) who meet certain age and service requirements. Under this "grandfather" provision, an eligible participant is assured that his or her actual pension benefit payable from the Cooper Retirement Plan will not be less than the benefit he or she would have received at retirement under the prior plan formula calculated based on service and earnings through June 30, 1991.

     The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Cooper Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan due to Internal Revenue Code provisions. The Plan also provides benefits equal to what would have been paid under the Cooper Retirement Plan on amounts of deferred compensation had those amounts not been deferred. The Crouse-Hinds Officers' Plan, an unfunded, nonqualified plan assumed by the Company following the acquisition of Crouse-Hinds Company, may provide to one Cooper officer benefits in addition to amounts payable under other retirement plans of the Company.

                                PENSION BENEFITS

                                                                    CREDITED
                                                                    SERVICE
                                                                     AS        YEAR        ANNUAL
                                                                     OF        INDIVIDUAL ESTIMATED
                                                                    JANUARY    REACHES    BENEFIT
                                                                    1,         AGE         AT AGE
                                                                    1994        65           65
                                                                    ----       ----       --------
    Robert Cizik..................................................  32.4       1996       $495,000
    Alan E. Riedel................................................  34.0       1995       $259,000
    H. John Riley, Jr.............................................  31.2       2005       $267,000
    Michael J. Sebastian..........................................  15.3       1995       $ 90,000
    Dewain K. Cross...............................................  27.3       2002       $186,000

     For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 1993 levels; and an interest credit rate of 4.25%. Amounts payable under the Supplemental Plan, but not the Crouse-Hinds Officers' Plan, are included in the Estimated Annual Benefit.

CHANGE IN CONTROL ARRANGEMENTS

     The executives named in the Summary Compensation Table participate in the Company's Executive Restricted Stock Incentive Plan ("Executive Stock Plan"). This Plan was approved by the shareholders on April 26, 1988. The Plan is designed to tie executive compensation to increase in earnings per share thus benefiting stock price appreciation and shareholder wealth. Under the Executive Stock Plan, which is administered by the Management Development and Compensation Committee of the Board of Directors, initial share awards are tentatively granted, subject to forfeiture if the executive does not remain in the employ of Cooper for a period of four years from the date of the award. Additional incentive shares (and cash equal to the amount of dividends that would have been paid thereon) may be earned during the four-year period in accordance with a formula which is dependent upon the achievement of performance criteria established by the Board Committee. At the conclusion of the four-year period, the initial share awards plus the incentive shares earned, if any, are issued (and cash equal to the dividends on the incentive shares is paid). Each executive may elect during the first three years to defer receipt of shares or dividends beyond the time when the shares are earned. With the Company's consent an executive may elect to receive, in lieu of a portion of the incentive shares, the fair market value cash equivalent of up to 50% of the total incentive shares earned. This cash election was inserted by the Board Committee to assist the executive in paying withholding tax on the fair market value of the stock distributed.

     The Executive Stock Plan provides that upon a change in control of the Company, the executive officers may receive cash in lieu of shares under the Executive Stock Plan in amounts equal to the fair market value of all outstanding share awards.

     There are no circumstances presently foreseeable under which the aggregate dollar amount payable reasonably can be estimated to have a material, adverse effect on the operating or financial condition of the Company. The Company has established a trust that will be used to fund its obligations under the Executive Stock Plan and certain otherwise unfunded benefit plans in the event of a change in control or a potential change in control. In 1988, the Company also established a trust that will be used to fund its obligations under otherwise unfunded benefit plans providing deferred compensation and retirement benefits to nonemployee directors of the Company. Presently these trusts have been nominally funded.

COMPENSATION TO DIRECTORS

     The Annual Basic Retainer of nonemployee directors is $45,000 per annum. In addition, nonemployee directors are paid meeting attendance fees of $800 for regular committee meetings and $2,000 for special Board or committee meetings. An additional annual retainer of $6,000 is paid to each nonemployee chairman of a standing committee.

     In lieu of receiving the Annual Basic Retainer and meeting fees in cash, each nonemployee director may elect, pursuant to the Directors Deferred Compensation Plan, to defer receipt of such amounts until a date determined by the director or until retirement from the Board. Alternatively, each nonemployee director may elect to receive, in lieu of the Annual Basic Retainer fee, a nonqualified stock option covering 2,000 shares of the Company's Common Stock pursuant to the 1989 Director Stock Option Plan (the "Director Plan"). The exercise price is determined as follows:

Fair Market Value           Annual Basic Retainer
  of a Share of       -     ----------------------    =      Cash Exercise
 Common Stock on                    2,000                   Price Per Share
   Date of Grant

provided that the minimum Exercise Price is $5.00 per share. The maximum number of shares to be issued under the Director Plan, the number of shares subject to each option (including the denominator of 2,000) and the minimum price per share are subject to adjustment in the event of stock splits or other changes in the Cooper Common Stock or capital structure.

     Any such options will be granted on the date following commencement of the Annual Meeting of Shareholders. Options granted to nonemployee directors become fully exercisable on the first anniversary of the date of grant of the option, and terminate upon the expiration of five years from the date of grant, subject to prior termination pursuant to the terms of the Director Plan.

     In 1993, two nonemployee directors elected to receive a stock option in lieu of the Annual Basic Retainer for the year April 1993 to April 1994. During 1993, options for a total of 4,000 shares of Cooper Common Stock were granted and no shares were issued pursuant to the Director Plan. As of December 31, 1993, options were outstanding for 32,000 shares under the Director Plan.

     Pursuant to the Cooper Industries, Inc. Directors Retirement Plan, any director with at least 10 years of service as a director (counting a fractional year as a full year), or who retires in accordance with a resolution regarding director tenure adopted by the Board on February 17, 1975, as thereafter from time to time amended, will be entitled to receive a benefit amount equal to the annual basic retainer for nonemployee directors in effect at the time of retirement, exclusive of special compensation for services as a Committee Chairman or attendance at meetings. The benefit amount will be paid annually on January 2, or quarterly if elected, for the number of years in which the director has served on the Board (counting a fractional year as a full year). Payment ceases with the death of the retired director.

                             SHAREHOLDER PROPOSALS

     Five shareholders have notified the Company of their intention to propose two separate resolutions at the Annual Meeting of Shareholders. The proposals and proponents' supporting statements have been reprinted exactly as submitted. The affirmative vote of the majority of the voting power, in person or by proxy, is required for approval. Abstentions will be counted for purposes of determining whether a quorum is present and will be counted as voting. Broker nonvotes are not counted for purposes of voting.

     The Board of Directors realizes that the shareholder proposals set forth below involve issues of concern to shareholders. The Board of Directors is always mindful of its fiduciary obligations to all shareholders and it has spent a substantial amount of time carefully considering each of the subjects discussed in the following shareholder proposals.

     For the reasons that are set forth below, THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST BOTH SHAREHOLDER PROPOSALS, which follow as Proposals 2 and 3.

                                   PROPOSAL 2

     Two shareholders, The Domestic and Foreign Missionary Society of the Protestant Episcopal Church in the United States of America, 815 Second Avenue, New York, New York 10017-4594, owner of 100 shares of Cooper Common Stock, and the Priests of the Sacred Heart, 1925 Loop 431, #302, Eagle Pass, Texas 78852-4466, owner of 12,500 shares of Cooper Common Stock, have informed the Company that they intend to present the following proposal at the Annual
Meeting:

     WHEREAS, we believe:

     The responsible implementation of sound environmental policy increases long-term shareholder value by increasing efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

     Adherence to public standards for environmental performance gives a company greater public credibility than is achieved by following standards created by industry alone. In order to maximize public credibility and usefulness, such standards also need to reflect what investors and other stock holders want to know about the environmental records of their companies;

     Standardized environmental reports will provide shareholders with useful information which allows comparisons of performance against uniform standards and comparisons of progress over time. Companies can also attract new capital from investors seeking investments that are environmentally responsible, responsive, progressive, and which minimize the risk of environmental liability.

     and WHEREAS:

     The Coalition of Environmentally Responsible Economies (CERES), which comprises large institutional investors with $150 billion in stockholdings (including shareholders in this Company), public interest representatives, and environmental experts -- consulted with dozens of corporations and produced comprehensive public standards for both environmental performance and reporting. Over 50 companies have endorsed the CERES Principles -- including the Sun Company, a Fortune-500 company -- to demonstrate their commitment to public environmental accountability.

     In endorsing the CERES Principles, a company commits to work toward:

                1. Protection of biosphere
                2. Sustainable use of natural resources
                3. Waste reduction & disposal
                4. Energy conservation
                5. Risk reduction
                6. Safe products and services
                7. Environmental restoration
                8. Informing the public
                9. Management commitment
               10. Audits and reports

     The full text of the CERES Principles and the accompanying CERES Report Form are available from CERES, Atlantic Avenue, Boston MA 02110, tel:
617/451-0927.

     Concerned investors are asking the Company to be publicly accountable for its environmental impact, including collaboration with this corporate, environmental, investor, and community coalition to develop (a) standards for environmental performance and disclosure; (b) appropriate goals relative to these standards; (c) evaluation methods and tools for measurement of progress toward these goals; and (d) a format for public reporting of this progress.

     We believe this request is consistent with regulation adopted by the European Community for companies' voluntary participation in verified and publicly-reported eco-management and auditing.

     Resolved, Shareholders request the company to endorse the CERES Principles as a commitment to be publicly accountable for its environmental impact.

                        PROPONENT'S STATEMENT IN SUPPORT

     We invite the Company to endorse the CERES Principles by (1) stating its endorsement in a letter signed by a senior officer; (2) committing to implement the principles; and (3) annually completing the CERES Report. Endorsing these Principles complements rather than supplants internal corporate environmental policies and procedures.

     We believe that without this public scrutiny, corporate environmental policies and reports lack the critical component of adherence to standards set not only by management but also by other stakeholders. Shareholders are asked to support this resolution, to encourage our Company to demonstrate environmental leadership and accountability for its environmental impact.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 2

     Cooper is committed to a clean environment and to compliance with federal, state, local and foreign laws that have as their purpose the safeguarding of human health and the environment. Cooper's Environmental Policy, which was adopted in 1990, and its environmental management and audit program affirm this commitment.

     Cooper has a proactive environmental management program. Its objectives are to ensure that the Company's facilities are in compliance with existing environmental laws and to make changes in the manufacturing processes at such facilities in an effort to eliminate or reduce the generation of pollutants at the source. Elements of this program include a comprehensive survey at each manufacturing facility in North America to identify problems and opportunities; an Environmental Audit team of over 50 people to conduct environmental compliance audits at such facilities on a regular basis; comprehensive education and training programs, including compliance seminars and advanced technology workshops; and a competent staff of environmental engineers and specialists who coordinate major projects and assist the operating division managers. The environmental management program is headed by a Vice President who reports directly to the President and Chief Operating Officer. On an annual basis, the Vice President presents a report on current compliance and remedial efforts to the Company's Board of Directors.

     In 1991, Cooper voluntarily joined the Environmental Protection Agency's 33/50 Program. Under this program, the EPA asked companies to reduce emissions of 17 priority chemicals by 33 percent by the end of 1992 and by 50 percent by the end of 1995. Cooper has surpassed both of these goals two years ahead of schedule and has now set its own goal of 75 percent by the end of 1995.

     This past year, Cooper became a corporate partner in the EPA's Green Lights Program, which involves a commitment to install energy-efficient lighting in our facilities. The installation of new lighting fixtures at several locations has already shown measurable reductions in electrical consumption. On January 19, 1994, the Company's Cooper Lighting Division was honored by the EPA as the Green Lights "1994 Manufacturing Ally of the Year."

     As in the case of any large manufacturing company that has been in business for a long time, Cooper has environmental problems that it continues to address. Cooper has been identified as a potentially responsible party with respect to about 100 multi-generator sites designated for cleanup under various environmental laws. Many of these sites came to Cooper as the result of acquisitions and mergers over the past 10 years. At most of these sites, Cooper and its predecessors' involvement is less than five percent. Further, in almost every case, the activity for which remediation is now sought was lawful when committed. Cooper is working with the applicable governmental agencies in connection with remediation of these sites. Cooper also has faced potential penalties from various environmental regulatory authorities. During 1992 and 1993 Cooper paid penalties in the amount of $200,000 and $217,600, respectively. We strive to operate our facilities in compliance with the law and to work with the regulatory authorities.

     The Proponents request that the Company endorse the CERES Principles, commit to their implementation and annually complete the CERES Report. We strongly oppose this request. Cooper already has implemented a responsible Environmental Policy. In addition, the Company already complies with the numerous and varying reporting requirements imposed by federal, state and local laws, which require more than a thousand reports to be filed each year.

     We believe that a pro-environment policy is a characteristic of good management and good corporate citizenship. The establishment and enforcement of environmental policy should not be ceded to a private, self-appointed organization like CERES, which is accountable to no one. Matters of environmental policy should be determined by the legislators, who are responsible to the voters, and by the Board of Directors, who are responsible to all of the Company's shareholders.

     For these reasons, your Board of Directors recommends a vote AGAINST Proposal 2.

                                   PROPOSAL 3

     Three shareholders, Sisters of Loreto, 527 Larkhill Court, St. Louis, Missouri 63119-4943, owner of 458 shares of Cooper Common Stock; Benedictine Sisters, 3120 W. Ashby, San Antonio, Texas 78228, owner of 210 shares of Cooper Common Stock; and Sisters of the Holy Spirit and Mary Immaculate, 301 Yucca Street, San Antonio, Texas 78203, owner of at least $1,000 in value of Cooper Stock, have informed the Company that they intend to present the following proposal at the Annual Meeting:

     WHEREAS international trade has a significant impact on the environment and on people's ability to meet basic needs;

     WHEREAS the socially-concerned proponents of this resolution have pursued implementation of environmental standards and socially responsible conduct in the maquiladora workplace for more than five years and firmly believe there is a need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States.

     WHEREAS in past years, over twenty U.S. corporations have been urged to adopt standards of conduct relative to their maquiladora operations in Mexico. These standards address:

- - Responsible practices for handling hazardous wastes and protecting the environment: Corporations must be guided by the principle that they will follow regulations setting forth high standards of environmental protection and secure the best possible protection of the environment.

- - Health and safety practices: Corporations must be guided by the principle that they will follow regulations setting forth high standards of occupational safety and health.

- - Fair employment practices and standard of living: Corporations must respect workers' basic rights and human dignity.

- - Community impact: Corporations must recognize social responsibility to communities in which they locate facilities and promote community economic development and improvements in quality of life.

     WHEREAS the United Nations Declaration of Human Rights states everyone has the right to "just and favorable conditions of work," "protection against unemployment," "equal pay for equal work," "just and favorable remuneration ensuring . . . an existence worth of human dignity," and "join trade unions," (Article 23) "rest and leisure, including reasonable limitation of working hours," (Article 24) "a standard of living adequate for health and well being." (Article 25)

     WHEREAS debate in the U.S., Canada and Mexico about the North American Free Trade Agreement (NAFTA) exposed major problems with the maquiladora industry. These include severe environmental problems resulting from corporate irresponsibility, major workplace hazards and wages at such low levels as to be inadequate to feed an employee's family. U.S. officials responded by drafting side agreements on labor and the environment. We urge official corporate policy to correct past problems and chart a new course for the future.

     THEREFORE BE IT RESOLVED the shareholders request the Board of Directors to institute as official corporate policy that as our company continues or expands its business in Mexico, it will evaluate the environmental and human rights context in which we operate. The policy should include:

     1. Prepare a publicly available plan explaining how we will improve work conditions, health benefits, vocational training and salaries to economically and socially responsible levels.

     2. Disclose policies to prevent environmental harm, repair damaged environment where corporate practices may have caused destruction and prevent cross border dumping of toxic wastes.

     3. Publish plans and progress in supporting infrastructure needs and community economic development.

     4. Support the establishment of a council, with equal representation from Canada, Mexico and the United States, to monitor progress in raising the standards of labor, health and environmental to meet goals for sustainable economic development.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3

     The Board of Directors does not believe that it is appropriate to adopt a policy specific to the Company's operations in Mexico. Cooper has operations worldwide, with manufacturing plants located in 20 different countries and employees in 38 countries. Cooper has adopted corporate policies relating to environmental, health, safety and employment practices which apply equally to all of these countries.

     Specifically, during 1993, as part of the Company's on-going audit program, environmental audits were conducted at five of the Company's 12 manufacturing plants in Mexico. In addition, the operational practices of our Mexican facilities were reviewed last year for the purpose of improving employee health and safety. An element of Cooper's Management Philosophy is to treat all employees with dignity and respect and to pay wages that are competitive in the community and the relevant industry. The wages paid to employees in Mexico are reviewed regularly in accordance with the Company's practices for all of its operations worldwide.

     Accordingly, your Board of Directors recommends a vote AGAINST Proposal 3.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     During the year ended December 31, 1993, Ernst & Young was employed principally to perform the annual audit and to render other services.

     Representatives of Ernst & Young will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Accountants contained in the 1993 Annual Report to Shareholders, which was mailed earlier to all shareholders. Representatives of Ernst & Young will have the opportunity to make a statement, if they desire to do so.

                            SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended to be presented at the 1995 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 18, 1994 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

                                   FORM 10-K

     A copy of the 1993 Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as filed with the Securities and Exchange Commission may be obtained upon request and without charge, by writing:

          Public Affairs Department
          Cooper Industries, Inc.
          P.O. Box 4446
          Houston, Texas 77210

 X    PLEASE MARK YOUR VOTES
- ---   AS IN THIS EXAMPLE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.               THE BOARD RECOMMENDS A VOTE AGAINST PROPOSALS 2 AND 3
     FOR     WITHHELD                                                                                       FOR   AGAINST  ABSTAIN
                          Election of Directors.                         2. Proposal relating to Ceres
1.                        Nominees: C.J. Grum,                              Principles                      ---   -------  -------
     ---      -----       R.H. Robins, A.T. Young
                                                                         3. Proposal relating to Mexico
To withhold your vote for any nominee(s), write                                                             ---   -------  -------
the name(s) here.

- -----------------------------------------------




                                        I plan to attend the meeting.
                                                                       ------

          Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


          ---------------------------------------------------------------------



          ---------------------------------------------------------------------
          Signature(s)                                           Date


THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT                                     {COOPER LOGO}


                              SERVICES AVAILABLE
                          TO ASSIST OUR SHAREHOLDERS


ELECTRONIC FUNDS TRANSFER                                  A TELEPHONE RESPONSE CENTER IS AVAILABLE AT
(DIRECT DEPOSIT) OF DIVIDENDS                              COOPER'S TRANSFER AGENT, FIRST CHICAGO TRUST, TO
                                                           PROVIDE SHAREHOLDERS PERSONAL ASSISTANCE WITH:
{ }Dividend monies deposited into your bank account        { }Verifying the number of Cooper shares in your account.

{ }No worry of lost dividend checks.                       { }Lost or stolen stock certificates

{ }Immediate access of dividend money,                     { }Name changes on stock in the event of marriage, death and
   no mail delays.                                            estate transfers, gifts of stock to minors in custodial
                                                              account...any transfer of stock ownership.

{ }Verification of dividend receipts on
   monthly bank statement.

DIVIDEND REINVESTMENT PLAN

{ }Dividends automatically reinvested in your              { }Inquiries about lost or stolen dividend checks & 1099-DIV's.
   account to purchase additional shares of
   Cooper common stock.

{ }No commission or service charge is paid                 { }Any shareholder inquiries concerning Cooper common and preferred
   to purchase shares.                                        stock will be answered courteously and promptly.

{ }Whole and fractional shares will be credited            Call First Chicago Trust Company of New York at
   to your account.                                        (201) 324-0498, or write:

{ }Optional cash payments for purchase of additional       First Chicago Trust Company of New York
   shares of Cooper common stock can be made,              P.O. Box 2500
   regardless of whether dividends are being reinvested.   Jersey City, NJ 07303-2500


COOPER INDUSTRIES, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS                        {COOPER LOGO}
APRIL 26, 1994
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Cooper Industries, Inc. ("Cooper") appoints Robert Cizik and Diane K. Schumacher, or either of them, proxies, with full power of substitution, to vote all shares of stock which the shareholder would be entitled to vote if present at the Annual Meeting of Shareholders of Cooper on Tuesday, April 26, 1994, at 11:00 a.m. (central time) in the Austin Room, Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, and at any adjournments thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.

    THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (CLIFFORD
J. GRUM, SIR RALPH H. ROBINS AND A. THOMAS YOUNG) AND WILL BE VOTED AGAINST PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This card also constitutes voting instructions for any shares held for the shareholder in the following: Cooper's Dividend Reinvestment and Stock Purchase Plan; the Cooper Industries, Inc. Stock Ownership Plan; the Cooper Industries, Inc. Savings Plans; and the Cameron Iron Works USA Inc. Savings-Investment
Plan for Hourly Employees, as described in the Notice of Meeting and Proxy Statement.


                                     (Please date and sign on the reverse side)